Exhibit 23.6

10 Richardson Street West Perth WA 6005, Australia PO Box 943 West Perth WA 6872, Australia T: +61 8 9288 2000 F: +61 8 9288 2001 E: perth@srk.com.au www.srk.com.au

October 19, 2012

To the Board of Directors of

Vale S.A. (“Vale”) and

Vale Overseas Limited (“Vale Overseas”)

Ladies and Gentlemen:

SRK Consulting (Australasia) Pty Ltd hereby consents to the incorporation by reference in this Registration Statement on Form F-3 of Vale and Vale Overseas of Vale’s Annual Report on Form 20-F for the year ended December 31, 2011, in which SRK Consulting is named as having prepared certain of Vale’s coal reserve estimates.

Very truly,

SRK Consulting (Australasia) Pty Ltd

/s/ Francois Mienie
FRANCOIS MIENIE
Principal Consultant (Mining)

SRK Consulting (Australasia) Pty Ltd	Australian Offices:		Group Offices:
ABN 56 074 271 720	Brisbane	+61 7 3054 5000	Africa
Trading as SRK Consulting	Melbourne	+61 3 8677 1900	Asia
	Newcastle	+61 2 4922 2100	Australia
	Perth	+61 8 9288 2000	Europe
	Sydney	+61 2 8079 1200	North America
South America

Letter of Consent Oct 2012